Exhibit 99.1
Innovid Reports Q3 2024 Financial Results
●Q3 2024 revenue increased 6% year-over-year to $38.3 million
●Q3 2024 net income improved year-over-year to $4.7 million and Adjusted EBITDA* increased 29% year-over-year to $8.4 million
●Adjusted EBITDA margin* increased to 22%, the ninth consecutive quarter of expansion
●Company announces board approval to implement stock repurchase program

NEW YORK, November 12, 2024 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear TV, and digital, today announced financial results for the third quarter ended September 30, 2024.

“In the third quarter, we were encouraged by the solid growth in CTV as streaming platforms are gaining scale,” said Zvika Netter, Co-Founder and CEO. “We delivered the ninth consecutive quarter of improved Adjusted EBITDA margin* demonstrating our ability to expand profitability and our leverageable operating model. I am proud of our team for their hard work developing key partnerships with the world’s leading players such as Netflix, while also launching innovative new products and leading the charge in shaping the future of CTV advertising.”

Third Quarter 2024 Financial Summary

●Revenue increased to $38.3 million, reflecting year-over-year growth of 6%, compared to $36.2 million for the same period in 2023.
●Net income was $4.7 million, compared to a net loss of $2.7 million for the same period in 2023, a $7.4 million improvement year-over-year.
●Adjusted EBITDA* grew to $8.4 million, an increase of 29% year-over-year, compared to $6.5 million for the same period in 2023, representing a 22% Adjusted EBITDA margin* up from 18% in the prior year period.
●Cash provided by operating activities was $6.0 million, compared to $6.5 million for the same period in 2023, a $0.5 million decrease year-over-year.
●Free Cash Flow* was $3.7 million, compared to Free Cash Flow* of $4.1 million for the same period in 2023, a $0.3 million decrease year-over-year.

Recent Business Highlights

●CTV impression volume from ad serving and personalization increased 13% year-over-year.
●Innovid was selected as one of two partners for impression verification within Netflix’s ad-supported platform, expanding its extensive coverage of the streaming universe.
●LG Ad Solutions is the latest industry leader to join Innovid’s Harmony initiative.
●Innovid won the 2024 AdExchanger Award for Most Innovative TV Advertising Technology for its Harmony Initiative.

Stock Repurchase Program

Innovid’s board of directors authorized the Company to implement a stock repurchase program of up to $20 million. Subject to the final terms of the program, it is expected that repurchases will be dependent upon market conditions, regulatory requirements and other considerations. “The executive team and board of directors are confident in Innovid’s strategy and growth potential,” said Mr. Netter. “We believe this stock repurchase program reinforces our commitment to our shareholders, and that the current stock price does not represent the value of our business. With our strong strategic and financial position, we trust we can create enhanced shareholder value in the coming quarters and years.”

Financial Outlook

Innovid is providing the following financial guidance for Q4 and updating its full year 2024 guidance:

1.Q4 2024 revenue in a range between $37.5 million and $39.5 million
2.Q4 2024 Adjusted EBITDA* in a range between $8.0 million and $10.0 million
3.FY 2024 revenue in a range between $150.5 million and $152.5 million
4.FY 2024 Adjusted EBITDA* in a range between $26.7 million and $28.7 million

*See non-GAAP financial measures and reconciliation of GAAP to non-GAAP tables.

Conference Call

The Company will host a conference call and webcast to discuss third quarter 2024 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer and Anthony Callini, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial (+1) 877-407-3211 (toll free) or (+1) 201-389-0862 (toll-free international).

Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission, including Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally as measures of operational efficiency to understand and evaluate our core business operations, as well as comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry. Accordingly, Innovid believes it is useful for investors and others to review both GAAP and non-GAAP measures in order for (a) period-to-period comparisons of our core business, (b) comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry, and (c) providing an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance. However, these non-GAAP financial measures should not take the place of GAAP financial measures in evaluating our business. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Innovid management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. We are not able to provide a reconciliation of the projected Adjusted EBITDA to expected net (loss) income attributable to Innovid for the fourth quarter of 2024 or the full year of 2024, without unreasonable effort. This is due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates, and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the actual or potential impacts of international conflicts and humanitarian crises on global markets, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition, failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption “Risk Factors” in Innovid's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commissions (“SEC”) on February 29, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE:CTV) is an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear, and digital. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or X.

Contacts
Investor Contact
Lauren Hartman
IR@innovid.com

Media Contacts
Megan Garnett Coyle
megan@innovid.com
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INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$34,564	$49,585
Trade receivables, net	44,365	46,420
Prepaid expenses and other current assets	4,475	5,615
Total current assets	83,404	101,620
Long-term restricted deposits	423	412
Property and equipment, net	21,006	18,419
Goodwill	102,473	102,473
Intangible assets, net	21,305	24,318
Operating lease right of use asset	10,894	1,435
Other non-current assets	903	1,278
Total assets	$240,408	$249,955

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$3,793	$2,810
Employee and payroll accruals	9,140	14,060
Lease liabilities—current portion	1,388	1,200
Accrued expenses and other current liabilities	9,397	7,426
Total current liabilities	23,718	25,496
Long-term debt	—	20,000
Lease liabilities—non-current portion	9,835	634
Other non-current liabilities	6,927	7,528
Warrants liability	411	307
Common stock	15	13
Additional paid-in capital	394,410	378,774
Accumulated deficit	(194,908)	(182,797)
Total stockholders’ equity	199,517	195,990
Total liabilities and stockholders’ equity	$240,408	$249,955

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$38,251	$36,234	$112,940	$101,265
Cost of revenue (1)	8,917	8,428	26,746	25,284
Research and development (1)	7,021	6,486	20,646	20,479
Sales and marketing (1)	11,682	11,175	35,523	34,272
General and administrative (1)	9,238	9,753	29,070	28,327
Depreciation, amortization and long-lived assets impairment	2,836	4,714	8,291	8,808
Goodwill impairment	—	—	—	14,503
Operating loss	(1,443)	(4,322)	(7,336)	(30,408)
Finance income, net	(285)	(290)	(405)	(3,013)
Loss before taxes	(1,158)	(4,032)	(6,931)	(27,395)
Taxes on (income) loss	(5,823)	(1,301)	5,180	2,858
Net income (loss)	$4,665	$(2,731)	$(12,111)	$(30,253)

Net income (loss) per share common share—basic and diluted	$0.03	$(0.02)	$(0.08)	$(0.22)
Weighted-average number of shares used in computing net income (loss) per share:
Basic	146,822,073	139,607,389	144,664,912	137,826,099
Diluted	152,504,240	139,607,389	144,664,912	137,826,099

(1) Exclusive of depreciation, amortization, long-lived assets and goodwill impairment presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited and in thousands, except share and per share data)

	Three months ended September 30, 2024
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of June 30, 2024	145,803,657	$14	$388,467	$(199,573)	$188,908
Stock-based compensation			5,710		5,710
Issuance of common stock:
—exercised options and RSUs vested	1,969,994	1	233		234
Net income				4,665	4,665
Balance as of September 30, 2024	147,773,651	$15	$394,410	$(194,908)	$199,517

	Three months ended September 30, 2023
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of June 30, 2023	138,737,104	$13	$367,970	$(178,408)	$189,575
Stock-based compensation			5,919		5,919
Issuance of common stock:
—exercised options and RSUs vested	1,399,801	—	158		158
Net loss				(2,731)	(2,731)
Balance as of September 30, 2023	140,136,905	$13	$374,047	$(181,139)	$192,921

	Nine months ended September 30, 2024
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of December 31, 2023	141,194,179	$13	$378,774	$(182,797)	$195,990
Stock-based compensation			15,324		15,324
Issuance of common stock:
—exercised options and RSUs vested	6,579,472	2	312		314
Net loss				(12,111)	(12,111)
Balance as of September 30, 2024	147,773,651	15	$394,410	$(194,908)	$199,517

	Nine months ended September 30, 2023
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of December 31, 2022	133,882,414	$13	$356,801	$(150,886)	$205,928
Stock-based compensation			16,474		16,474
Issuance of common stock:
—exercised options and RSUs vested	6,254,491	—	772		772
Net loss				(30,253)	(30,253)
Balance as of September 30, 2023	140,136,905	$13	$374,047	$(181,139)	$192,921

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited and in thousands)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(12,111)	$(30,253)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and long-lived assets impairment	8,291	8,808
Loss on disposal of property and equipment	15	—
Goodwill impairment	—	14,503
Stock-based compensation	14,526	15,470
Change in fair value of warrants	104	(3,688)
Loss on foreign exchange, net	321	—
Changes in operating assets and liabilities:
Trade receivables, net	2,055	94
Prepaid expenses and other assets	1,349	(1,167)
Operating lease right of use assets	438	1,351
Trade payables	984	(36)
Employee and payroll accruals	(4,920)	1,770
Operating lease liabilities	(508)	(1,683)
Accrued expenses and other liabilities	1,371	2,268
Net cash provided by operating activities	11,915	7,437
Cash flows from investing activities:
Internal use software capitalization	(6,098)	(7,795)
Purchases of property and equipment	(983)	(395)
Withdrawal of short-term bank deposits	165	10,000
Decrease in deposits	—	77
Net cash (used in) provided by investing activities	(6,916)	1,887
Cash flows from financing activities:
Proceeds from loan	—	20,000
Payment on loan	(20,000)	(20,000)
Proceeds from exercise of options	312	772
Net cash (used in) provided by financing activities	(19,688)	772
Effect of exchange rates on cash, cash equivalents and restricted cash	(321)	—
(Decrease) increase in cash, cash equivalents, and restricted cash	(15,010)	10,096
Cash, cash equivalents, and restricted cash at the beginning of the period	49,997	37,971
Cash, cash equivalents, and restricted cash at the end of the period	$34,987	$48,067

INNOVID, CORP. AND ITS SUBSIDIARIES
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN PERCENT

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$4,665	$(2,731)	$(12,111)	$(30,253)
Net income (loss) margin percent	12%	(8)%	(11)%	(30)%
Depreciation, amortization and long-lived assets impairment	2,836	4,714	8,291	8,808
Goodwill impairment	—	—	—	14,503
Stock-based compensation	5,501	5,605	14,526	15,563
Finance income, net (a)	(285)	(290)	(405)	(3,013)
Retention bonus expenses (b)	(40)	119	92	564
Legal claims and other legal matters	688	420	1,822	1,076
Severance cost	814	—	1,229	845
Other	—	(80)	—	192
Taxes on (loss) income	(5,823)	(1,301)	5,180	2,858
Adjusted EBITDA	$8,356	$6,456	$18,624	$11,143
Adjusted EBITDA margin percent	21.8%	17.8%	16.5%	11.0%
(a) Finance income, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense.
(b) Retention bonus expenses consists of retention bonuses for certain TVS employees.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$6,029	$6,489	$11,915	$7,437
Loss on foreign exchange, net	(70)	—	(321)	—
Capital expenditures	(2,214)	(2,410)	(7,081)	(8,190)
Free Cash Flow	$3,745	$4,079	$4,513	$(753)

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